SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-A

                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934



                            Buffalo Wild Wings, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


          Minnesota                                         31-1455915
(State of Incorporation                                  (I.R.S. Employer
    or Organization)                                    Identification No.)


       1919 Interchange Tower, 600 South Highway 169
       Minneapolis, Minnesota                                 55426
(Address of Principal Executive Offices)                    (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:  None



Securities to be registered pursuant to Section 12(g) of the Act:

                           Common Stock, no par value

                           Warrants,  each Warrant to purchase one
                           share of Common Stock (being registered
                           for sale with shares of Common Stock)

Item 1.      Description of Registrant's Securities to be Registered.

             The information called for by this Item 1 is incorporated herein by reference to the section entitled "Description of Securities" in the Prospectus portion of the Registrant's Form SB-2 Registration Statement, Reg. No. 333-56101.


Item 2.      Exhibits.

             See Exhibit Index immediately following signature page.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  August 4, 1998

                                          BUFFALO WILD WINGS, INC.


                                          By  /s/ Sally J. Smith
                                              Sally J. Smith, President and
                                                 Chief Executive Officer

                            BUFFALO WILD WINGS, INC.


                                  EXHIBIT INDEX
                                       to
                                    FORM 8-A




Exhibit

1.1* Specimen of Common Stock certificate -- incorporated by reference to Exhibit 4.1 to the Registrant's Form SB-2 Registration Statement, Reg. No. 333-56101

1.2* Form of Warrant Agreement, including specimen of Warrant certificate -- incorporated by reference to Exhibit 4.2 to the Registrant's Form SB-2 Registration Statement, Reg. No. 333-56101

2.1* Restated Articles of Incorporation of the Registrant -- incorporated by reference to Exhibit 3.1 to the Registrant's Form SB-2 Registration Statement, Reg. No. 333-56101

2.2*     Restated  Bylaws  of  the  Registrant -- incorporated  by  reference to
         Exhibit 3.2 to the Registrant's Form SB-2 Registration Statement, Reg. No. 333-56101





*Incorporated by reference